As filed with the Securities and Exchange Commission on August 6, 2020

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	33-0728374 (I.R.S. Employer Identification Number)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan

(Full Title of the Plan)

Steven N. Gersten

Senior Vice President, General Counsel

Dynavax Technologies Corporation

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Steven M. Przesmicki, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share
-- Amended and Restated 2018 Equity Incentive Plan	7,600,000	$8.475	$64,410,000	$8,360.42

(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act. The offering price per share and the aggregate offering price are based on the average of the high ($9.02) and low ($7.93) sales prices for the Common Stock reported by the Nasdaq Capital Market on August 3, 2020.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,600,000 shares of the Registrant’s Common Stock reserved for issuance under the Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos 333-225525 and 333-233247), filed with the Securities and Exchange Commission on June 8, 2018 and August 13, 2019 are incorporated by reference herein.

Item 8.  Exhibits.

EXHIBITS

		Incorporated by Reference
Exhibit Number	Document	Exhibit Number	Filing	Filing Date	File No.	Filed Herewith
4.1	Sixth Amended and Restated Certificate of Incorporation	3.1	S-1/A	February 5, 2004	333-109965
4.2	Amended and Restated Bylaws	3.8	10-Q	November 6, 2018	001-34207
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 4, 2010	001-34207
4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 5, 2011	001-34207
4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.6	8-K	May 30, 2013	001-34207
4.6	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	November 10, 2014	001-34207
4.7	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	June 2, 2017	001-34207
4.8	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	July 31, 2017	001-34207
4.9	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	May 29, 2020	001-34207
4.10	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock	3.1	8-K	August 8, 2019	001-34207
4.11	Form of Specimen Common Stock Certificate	4.2	S-1/A	January 16, 2004	333-109965
5.1	Opinion of Cooley LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see Signature Page)
99.1	Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan	10.1	10-Q	August 6, 2020	001-34207
99.2	Form of Restricted Stock Unit Award Notice and Agreement used in connection with the Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan	10.2	8-K	June 1, 2018	001-34207
99.3	Form of Option Notice and Agreement used in connection with the Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan	10.3	8-K	June 1, 2018	001-34207

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 6th day of August 2020.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ RYAN SPENCER
Ryan Spencer
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Ryan Spencer, Steven N. Gersten and Michael Ostrach, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RYAN SPENCER	Chief Executive Officer and Director	August 6, 2020
Ryan Spencer	(Principal Executive Officer)

/s/ MICHAEL OSTRACH	Senior Vice President, Chief Financial Officer and Chief Business Officer	August 6, 2020
Michael Ostrach	(Principal Financial Officer)

/s/ JUSTIN BURGESS	Controller	August 6, 2020
Justin Burgess	(Principal Accounting Officer)

/s/ FRANCIS R. CANO		August 6, 2020
Francis R. Cano, Ph.D.	Director

/s/ JULIE EASTLAND		August 6, 2020
Julie Eastland	Director

/s/ ANDREW A.F. HACK		August 6, 2020
Andrew A.F. Hack, M.D., Ph.D.	Director

/s/ DANIEL L. KISNER		August 6, 2020
Daniel L. Kisner, M.D.	Director

/s/ BRENT MACGREGOR		August 6, 2020
Brent MacGregor	Director

/s/ ARNOLD L. ORONSKY		August 6, 2020
Arnold L. Oronsky, Ph.D.	Director

/s/ PEGGY V. PHILLIPS		August 6, 2020
Peggy V. Phillips	Director

/s/ NATALE S. RICCIARDI		August 6, 2020
Natale S. Ricciardi	Director

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